UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 28, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

The Company completed the following unregistered sales of shares of its common stock, pursuant to warrant exercise notices for total proceeds of $452,095:

		Exercise	Cash
Date	Warrants	Price	Proceeds
12/2/2015	400,000	$0.4816	$192,640
12/28/2015	545,000	$0.3290	$179,305
12/30/2015	243,617	$0.3290	$80,150

As consideration for 945,000 warrants being exercised on a cash basis, the Company agreed to issue five-year replacement warrants, covering 110% of the number of shares purchased upon exercise of the existing warrants, with exercise prices between $0.329 and $0.43 per share. Accordingly, replacement warrants covering a total of 1,039,500 shares of the Company’s common stock were issued as of December 2 and 28. In addition, the Company completed the following unregistered sales of a total of 763,421 shares of its common stock, pursuant to the purchase agreement entered into with Lincoln Park Capital, LLC on October 12, 2015for total proceeds of $272,755:

		Sale	Cash
Date	Common Stock	Price	Proceeds
12/2/2015	50,000	$0.4000	$20,000
12/2/2015	259,470	$0.3854	$100,000
12/11/2015	303,951	$0.3290	$100,000
12/14/2015	50,000	$0.3400	$17,000
12/16/2015	50,000	$0.3651	$18,255
12/18/2015	50,000	$0.3500	$17,500

All of the foregoing issuances were made in private placements, involving no public offering, pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(Registrant)

By:	/s/ Darin P. McAreavey
Darin P. McAreavey
Executive Vice President and
Chief Financial Officer

Dated:	December 31, 2015